UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 30, 2012

Crescent Financial Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32951	45-2915089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3600 Glenwood Avenue, Suite 300 Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (919) 659-9000
___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders.
Crescent Financial Bancshares, Inc. (the “Company”) held a Special Meeting of Stockholders on November 30, 2012. At the meeting, the Stockholders cast their votes as set forth below.

Proposal 1:
Proposal to approve the issuance of up to 7,368,140 shares of our common stock under the Agreement and Plan of Merger dated August 10, 2012, by and among the VantageSouth Bank, Crescent State Bank and the Company.

As disclosed in the Company's proxy statement, this proposal required the affirmative vote of a majority of the total votes cast at the special meeting for approval. In addition, pursuant to the Agreement and Plan of Merger, this proposal also required the approval by the holders of shares of the Company's common stock who are unaffiliated with Piedmont Community Bank Holdings, Inc. and who represent at least a majority of the total shares held by such unaffiliated holders (the “Unaffiliated Stockholders”). This proposal was approved based on the following votes:

Among the Unaffiliated Stockholders:

For	Against	Abstentions	Broker Non-Votes
1,768,419	29,520	36,109	—

Among All Stockholders:

For	Against	Abstentions	Broker Non-Votes
26,648,751	29,520	36,109	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Crescent Financial Bancshares, Inc.
(Registrant)

December 4, 2012	/s/ Terry S. Earley
(Date)	Terry S. Earley
Executive Vice President and Chief Financial Officer